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                                                                       EXHIBIT A
               WATERHOUSE INVESTOR SERVICES, INC. AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

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                                                                 Six Months Ended              Six Months Ended
                                                                 February 29, 1996             February 28, 1995
                                                                Primary     Fully Diluted     Primary     Fully Diluted
                                                             ------------   -------------  ------------   -------------
Weighted average number of common shares
 outstanding during the period                                 11,701,908     11,701,908     11,751,798     11,751,798

Weighted average number of common shares
 issuable assuming full conversion of 6%
 convertible subordinated notes                                      --        2,072,265           --        2,072,650

Weighted average number of common shares
 held in treasury                                                (250,002)      (250,002)      (250,002)      (250,002)

Common shares issuable assuming stock options
 outstanding were exercised at the  beginning of the period       190,667        228,095         20,545         63,215
                                                             ------------   ------------   ------------   ------------
Weighted average number of common and common
 equivalent shares outstanding at end of  period               11,642,573     13,752,266     11,522,341     13,637,661
                                                             ============   ============   ============   ============

Earnings applicable for common shares                        $ 14,147,939   $ 14,958,224   $  7,703,904   $  8,547,804

Earnings per common and common equivalent
 shares                                                             $1.22          $1.09           $.67           $.63


                                       15

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